Exhibit 99.1

Markforged Announces Second Quarter 2023 Results

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its results from the second quarter ended June 30, 2023.

Financial Highlights

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Revenue increased by 5%, to $25.4 million, in the second quarter of 2023 from $24.2 million in the second quarter of 2022.
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Gross profit was $12.0 million in the second quarter of 2023 compared to $12.9 million in the second quarter of 2022.
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Non-GAAP gross profit was $12.3 million in the second quarter of 2023 compared to $13.0 million in the second quarter of 2022.
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Gross margin was 47% in the second quarter of 2023 compared to 53% in the second quarter of 2022.
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Non-GAAP gross margin was 48% in the second quarter of 2023 compared to 54% in the second quarter of 2022.
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Net loss was $19.0 million in the second quarter of 2023, compared to net profit of $4.1 million in the second quarter of 2022.
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Non-GAAP net loss was a loss of $12.5 million in the second quarter of 2023, compared to a loss of $16.8 million in the second quarter of 2022.
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Cash, cash equivalents, and short-term investments were $136.0 million as of June 30, 2023.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“We continue to execute on our long term strategy to grow through innovation and bring industrial production to the point of need. Demand for our solution is growing globally as our customers identify more and more opportunities to cut costs, save time, and reduce physical inventories while building efficiencies to their own production lines,” said Shai Terem, President and CEO of Markforged. “With our upcoming new platforms and capabilities, we are confident in our ability to accelerate our growth in 2024. We also continue to prudently manage our costs, keeping us on a firm path to profitability.”

Business Highlights

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Demand Grows Globally. Demand for The Digital Forge continued to grow globally in Q2, even in the face of the high cost of capital environment which is restricting capital expense investments. As such, while conversions to close deals are still challenging in the short term, Markforged is confident in its longer term growth projection, especially with upcoming product releases.
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Significant Tier 1 Automotive Win. In Q2, Markforged completed a very important and strategic transaction with a global automotive leader to drive flexibility and cost savings by reducing their reliance on physical inventory. The sale included a fleet of both advanced composite printers and metal systems as part of a multi-year strategic initiative. This win exemplifies how Markforged’s platform of hardware, materials and software, and growing distributed network of printers, are uniquely positioned to proactively capitalize on the growing market opportunity for point of need industrial production.
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Building Operational Efficiencies. Markforged remains focused on building operational efficiencies and driving margin expansion in pursuit of profitable, sustainable growth. Non-GAAP gross margins are tracking toward the upper end of 2023 guidance while Markforged remains on track to achieve full production scale for the FX20. The company continues to focus on prudently managing operating expenses, which were down 11% year-over-year on a non-GAAP basis and on finding additional working capital efficiencies. These efforts helped lower Markforged’s year-to-date cash burn from operations by 26% year-over-year.
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More Innovation To Accelerate Growth. For the last two years, Markforged has been hard at work on multiple new product innovations that accelerate production at the point of need and increase its addressable market. Markforged has plans for multiple new and exciting product introductions in the second half of 2023 which further enhance their current platform and should contribute to accelerating growth in 2024.

Guidance

Markforged is maintaining its revenue guidance to be within the range of $101.0 million - $110.0 million. In accordance with similar seasonality trends within its industry, Markforged anticipates Q3 revenues to be mostly in-line with Q2 and expects revenues to see the typical end of year ramp up in Q4.

Considering our strong execution in the first half of the year, Markforged now believes that there is more opportunity for non-GAAP gross margins to be within the mid to upper range of our guidance of 47% - 49%, for fiscal year 2023. Furthermore, the company is confident that non-GAAP gross margins will continue to improve toward historical levels that are above 50% in 2024 and beyond.

Markforged plans to continue its disciplined approach to operating expenses and as such, expects operating expenses for fiscal year 2023 to decline as a percentage of revenue as well as in absolute terms year-over-year, resulting in a lower expected operating loss in the range of $54.0 - $57.0 million. Accordingly, EPS loss per share is expected to be in the range of $0.25 - $0.27.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Thursday, August 10, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically until Thursday, August 24, 2023, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13737742.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. Beginning with the fourth quarter of 2022, we modified the presentation to remove the impact of the amortization of our intangible assets. We use these metrics to provide an understanding of the results of our core business performance and believe these litigation and amortization costs are not indicative of the performance of our core business’ operations. This change increased “non-recurring costs'' by $0.6 million in the first quarter of 2022. The exclusion of amortization impacts non-GAAP net profit (loss) by $5.0 thousand for the quarter ended June 30, 2022. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP gross profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
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Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
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Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
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Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth, of the size of and opportunity to increase our addressable market; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2023 and December 31, 2022
(In thousands, except share data and par value amounts) (Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$85,658	$124,242
Short-term investments	50,390	43,690
Accounts receivable, net of allowance for expected credit losses ($183 and $1,559, respectively)	27,096	29,294
Inventory	29,606	26,409
Prepaid expenses	981	2,847
Other current assets	3,290	3,334
Total current assets	197,021	229,816
Property and equipment, net	18,366	18,298
Goodwill	30,238	31,116
Intangible assets	16,632	17,626
Right-of-use assets	39,270	45,955
Other assets	3,340	3,130
Total assets	$304,867	$345,941
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,641	$14,425
Accrued expenses	7,920	9,663
Deferred revenue	8,757	8,854
Operating lease liabilities	7,815	8,022
Other current liabilities	53	—
Total current liabilities	36,186	40,964
Long-term deferred revenue	5,764	5,358
Contingent earnout liability	2,422	2,415
Long-term operating lease liabilities	38,155	40,608
Other liabilities	3,283	4,042
Total liabilities	85,810	93,387
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2023 and December 31, 2022; 196,880,964 and 194,560,946 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	358,645	352,564
Accumulated deficit	(139,104)	(101,097)
Accumulated other comprehensive income	(503)	1,068
Total stockholders’ equity	219,057	252,554
Total liabilities and stockholders’ equity	$304,867	$345,941

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2023 and 2022
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$25,449	$24,227	$49,539	$46,086
Cost of revenue	13,476	11,302	25,984	21,555
Gross profit	11,973	12,925	23,555	24,531
Operating expenses
Sales and marketing	9,666	12,873	20,242	23,321
Research and development	10,286	10,387	20,666	20,954
General and administrative	12,120	13,478	24,248	25,221
Total operating expenses	32,072	36,738	65,156	69,496
Loss from operations	(20,099)	(23,813)	(41,601)	(44,965)
Change in fair value of warrant liabilities	125	976	314	1,669
Change in fair value of contingent earnout liability	(817)	26,742	(7)	51,638
Other expense	(16)	(171)	(222)	(390)
Interest expense	(116)	(9)	(116)	(9)
Interest income	1,577	354	3,268	374
(Loss) profit before income taxes	(19,346)	4,079	(38,364)	8,317
Income tax expense (benefit)	(358)	4	(357)	3
Net (loss) profit	$(18,988)	$4,075	$(38,007)	$8,314
Weighted average shares outstanding - basic	196,372,157	188,102,342	195,873,471	187,247,566
Weighted average shares outstanding - diluted	196,372,157	188,876,763	195,873,471	188,329,331
Net profit (loss) per share - basic	$(0.10)	$0.02	$(0.19)	$0.04
Net profit (loss) per share - diluted	(0.10)	0.02	(0.19)	0.04

MARKFORGED HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Three Months Ended March 31, 2023 and 2022

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) profit	$(18,988)	$4,075	$(38,007)	$8,314
Other comprehensive income, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	25	—	(25)	—
Foreign currency translation adjustment	(1,704)	—	(1,546)	—
Total comprehensive (loss) income	$(20,667)	$4,075	$(39,578)	$8,314

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Hardware	$16,506	$16,011	$31,701	$30,527
Consumables	6,482	5,889	12,937	11,345
Services	2,461	2,327	4,901	4,214
Total Revenue	$25,449	$24,227	$49,539	$46,086

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Americas	$11,982	$11,462	$22,440	$21,559
EMEA	$7,618	$7,545	$16,110	$14,265
APAC	$5,849	$5,220	$10,989	$10,262
Total Revenue	$25,449	$24,227	$49,539	$46,086

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Six Months Ended June 30, 2023 and 2022
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) profit	$(18,988)	$4,075	$(38,007)	$8,314
Stock compensation expense	1,690	4,912	6,046	10,334
Change in fair value of warrant liabilities	(125)	(976)	(314)	(1,669)
Change in fair value of contingent earnout liability	817	(26,742)	7	(51,638)
Amortization	254	5	531	5
Non-recurring costs[1]	3,812	1,937	5,893	2,984
Non-GAAP net loss	$(12,540)	$(16,789)	$(25,844)	$(31,670)

1Non-recurring costs primarily relate to long-lived asset impairment, litigation expenses, and transaction costs.

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Cost of Revenue	2023	2022	2023	2022
Cost of revenue	$13,476	$11,302	$25,984	$21,555
Stock compensation expense	89	102	162	217
Amortization	218	5	446	5
Non-GAAP Cost of Revenue	13,169	11,195	25,376	21,333

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Gross Profit	2023	2022	2023	2022
Gross profit	$11,973	$12,925	$23,555	$24,531
Stock compensation expense	89	102	162	217
Amortization	218	5	446	5
Non-GAAP gross profit	12,280	13,032	24,163	24,753

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Sales and Marketing Expenses	2023	2022	2023	2022
Sales and marketing expenses	$9,666	$12,873	$20,242	$23,321
Stock compensation expense	499	775	975	1,624
Amortization	36	—	85	—
Non-GAAP sales and marketing expenses	9,131	12,098	19,182	21,697

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Research and Development Expenses	2023	2022	2023	2022
Research and development expenses	$10,286	$10,387	$20,666	$20,954
Stock compensation expense	1,160	1,572	2,329	2,991
Non-GAAP research and development expenses	9,126	8,815	18,337	17,963

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP General and Administrative Expenses	2023	2022	2023	2022
General and administrative expenses	$12,120	$13,478	$24,248	$25,221
Stock compensation expense	(58)	2,463	2,580	5,502
Non-recurring costs[1]	3,812	1,937	5,893	2,984
Non-GAAP general and administrative expenses	8,366	9,078	15,775	16,735

1Non-recurring costs primarily relate to long-lived asset impairment, litigation expenses, and transaction costs.

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Operating Profit (Loss)	2023	2022	2023	2022
Operating loss	$(20,099)	$(23,813)	$(41,601)	$(44,965)
Stock compensation expense	1,690	4,912	6,046	10,334
Amortization	254	5	531	5
Non-recurring costs[1]	3,812	1,937	5,893	2,984
Non-GAAP operating profit (loss)	(14,343)	(16,959)	(29,131)	(31,642)

1Non-recurring costs primarily relate to long-lived asset impairment, litigation expenses, and transaction costs.

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com